CERTIFICATE OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION
                               OF
                  MICRO-ASI INTERNATIONAL, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Micro-ASI International, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:
     FIRST:  The present name of the Corporation is Micro-ASI
International, Inc.
     SECOND: The following amendment to its Articles of Incorporation was adopted by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.
     The Article entitled ARTICLE I - NAME, is amended to read as follows:
                        ARTICLE I - NAME
     The name of the corporation (the "Corporation") shall be:
                    McHenry Metals Golf Corp.
     THIRD: The Corporation has effectuated a 2.2 for 1 forward stock split as to its shares of common stock outstanding as of March 31, 1997, which increases the outstanding shares as of that date from 577,770 shares to 1,271,094 shares. The forward split shall not change the authorized capital stock of the Corporation.
     FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 577,770.
     FIFTH: The number of shares voted for such amendments was 402,990 (69.7%) and no shares were voted against such amendment.
     DATED this      day of March, 1997.

                              MICRO-ASI INTERNATIONAL, INC.


                              By:
                                   Mark N. Schneider, President


                              By:
                                   David K. Chambers, Secretary

                          VERIFICATION

STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE )

     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Micro-ASI International, Inc., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.

                         Mark N. Schneider, President


STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE )

     Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Micro-ASI International, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.
     IN WITNESS WHEREOF, I have set my hand and seal this day of March, 1997.

                         NOTARY PUBLIC
Notary Seal: